UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 07, 2005

PARADIGM OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-103780	33-1037546
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12880 Railway Avenue, Unit 35,
Richmond, B.C., Canada V7E 6G4
phone: (604) 644-5139   fax: (604) 275-6301
(Address and telephone number of principal executive office)

Paradigm Enterprises, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

1.	Amendment to Articles of Incorporation – Forward Stock Split and Change of Name

On February 07, 2005 the Corporation amended its Articles of Incorporation through the implementation of a forward split of the Corporation’s Common Stock on the basis of one and one-half (1½) new shares for each old share and a change of name from Paradigm Enterprises, Inc. to Paradigm Oil And Gas, Inc. based on a resolution of the Directors dated January 17, 2005 and a consent resolution of the shareholders dated January 17, 2005 signed by the holders of greater than 51% of the issued and outstanding shares of the Corporation.

Prior to the split, the Corporation had 32, 391,250 shares outstanding; post forward split, there will be 48,586,875 shares issued.

The Corporation’s quotation symbol on the OTC-BB was changed to “POGI” effective at the opening on Monday, February 07, 2005.

As amended and restated, Articles One and Four of the Corporation’s Articles of Incorporation will be altered to read as follows:

ARTICLE ONE

The name of the corporation is PARADIGM OIL AND GAS, INC., a Nevada Corporation (the “Corporation”).

ARTICLE FOUR

The amount of the total authorized capital stock of the corporation is Three Hundred Thousand Dollars ($300,000.00) consisting of Three Hundred Million (300,000,000) shares of common stock of the par value of $0.001 each all of the shares of the Corporation being of the same class and without preference or distinction.

Item 9.01	Financial Statements and Exhibits

Exhibit No. 99.1	Amended and Restated Articles of Incorporation effective February 07, 2005

Exhibit No. 99.2	News Release dated February 07, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ “Robert L. Pek”	President, Chief Executive Officer (Principal Executive Officer), Secretary Treasurer, Chief Financial Officer (Principal Financial and Accounting Officer) and a member of the Board of Directors	February 07, 2005

EXHIBIT INDEX

Exhibit 99.1	Amended and Restated Articles of Incorporation effective February 07, 2005

Exhibit 99.2	News Release dated February 07, 2005